Exhibit 10.3

Share Sale and Purchase Agreement

Bioxyne Limited

and

Mariposa Health Limited

and

Hunter Immunology Pty Limited

HWC BSWORTH

LAWYERS

Level 14, Australia Square

264-278 George Street

SYDNEY NSW 2000 DX

129 SYDNEY

ABN 37 246 549 189

Tel:      (02) 9334 8555

Fax:      1300 369 656

www.hwiebsworth.corn.au

Ref: GH:US:297783

Table of Contents

1.	Definitions and interpretation		5

	1.1	Definitions	5

	1.2	Interpretation	7

	1.3	Business Day	8

2.	Conditions precedent		8

	2.1	Conditions	8

	2.2	Cut-off date	8

	2.3	Best endeavours	9

	2.4	Amendment and waiver	9

	2.5	Rights after termination	9

3.	Sale Shares		9

	3.1	Sale and Purchase	9

	3.2	All of the Sale Shares	9

	3.3	Title to the Sale Shares	9

4.	Deposit		9

5.	Purchase Price		10

	5.1	Purchase Price	10

	5.2	No embarrassment	10

	5.3	Method of payment	11

6.	Completion		11

	6.1	Completion Date	11

	6.2	Vendor's obligations	11

	6.3	Purchasers obligations	12

	6.4	Company's obligations	13

	6.5	Conditions of Completion	13

7.	Warranties		13

	7.1	Mutual representations and warranties	13

	7.2	Vendor's Warranties	14

	7.3	Purchaser warranties	14

	7.4	independent warranties	14

	7.5	Limitation on Claims for Breach of Warranty	14

8.	Post-Completion repayment of R&D expenses		14

	8.1	R&D expenses to be repaid as and when received	14

	8.2	Purchaser to procure lodgement of claim and payment of funds received	14

	8.3	Right of inspection	15

9.	Exclusivity		15

	9.1	No-talk restriction	15

	9.2	Exception to no-talk	15

	9.3	No-shop restriction	15

10.	Publicity and confidentiality		15

	10.1	Announcements	15

	10.2	Publicity	16

	10.3	Confidentiality	16

11.	Notices		16

	11.1	Form of notice	16

	11.2	Receipt	17

	11.3	Address for notices	17

12.	General		17

	12.1	Entire agreement	17

	12.2	Assignment	17

	12.3	Variation	18

	12.4	Costs and expenses	18

	12.5	Waiver	18

	12.6	Severance	18

	12.7	Counterparts	18

	12.8	Further assurances	19

	12.9	Governing law and jurisdiction	19

Share Sale and Purchase Agreement

Date Parties

24 February 2014

Bioxyne Limited ACN 084 464 193 of Suite 404, 25 Lime Street, Sydney NSW 2000

(Vendor)

Mariposa Health Limited ACN 134 154 680 of Suite 6, 61 Avalon Parade, Avalon Beach NSW 2107

(Purchaser)

Hunter Immunology Pty Limited ACN 106 556 094 of ci- Traverse Accountants, Suite 404, 25 Lime Street, Sydney NSW 2000

(Company)

Recitals

A.	The Vendor is the registered holder of the Sale Shares.

B.	The Vendor is an ASX listed public company which has two operating business units:

(a)	a sales and distribution business involving the marketing and distribution of probiotics and other bio-pharmaceuticals for human consumption; and

(b)	a biotechnology business involving the development of bio-molecular technology for commercial applications in consumer health, functional foods and pharmaceutical products including the HI-164 Oral Vaccine.

C.	The Company is the holder of all intellectual property rights and chemicals and biological materials in relation to the Hl-164 Oral Vaccine.

D.	The Purchaser operates a pharmaceuticals development business that holds certain Chronic Obstructive Pulmonary Disease (COPE)) technologies and the Purchaser wishes to augment its COPD technologies with the Hl-164 Oral Vaccine.

E.	The Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase the Sale Shares on the terms and conditions set out in this Agreement.

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 The parties agree, in consideration of, among other things, the mutual promises contained in this Agreement as follows:

1.	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context requires otherwise:

Accounts means the accounts of the Company as at and for the six month period ended 31 December 2013;

ASIC means the Australian Securities and Investments Commission;

ASX means ASX Limited ACN 008 624 691 or the securities exchange market operated by the ASX, as the context requires;

ASX Listing Rules means the official listing rules issued and enforced by the ASX as amended from time to time;

Business Day means a day on which banks are open for business in the State of New South Wales, Australia, excluding a Saturday, Sunday or public holiday;

Claim means any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise;

Completion means the time at which the transfer of the Sale Shares is completed, the issue and allotment of the Consideration Shares occurs and the other steps required under clause 6 are performed;

Completion Date means 24 February 2014 or such other date as the parties agree in writing;

Consideration Shares means 1,969,697 MHL Shares issued or to be issued at the Issue Price under clause 5.1(a)(iv) representing approximately 5% of the fully diluted equity in the issued capital of the Purchaser;

Constitution means the constitution of the Company; Corporations Act means Corporations Act 2001 (Cth); Deferred Consideration means $1,000,000;

Deposit means $17,500;

Duty means any stamp, transaction or registration duty or other similar charge imposed by any Government Agency and includes, without limitation, any interest, fine, penalty, charge or other amount imposed in respect of the above but excludes any tax;

Encumbrance means any:

(a)	security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any "security interest" as defined in section 12(1) or 12(2) of the PPSA; or

(b)	any "security interest" as defined in section 12(3) of the PPSA; or

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(c)	right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or

(d)	right that a person (other than the owner) has to remove something from land (known as a profit a prendre), easement, public right of way, restrictive or positive covenant, lease, or licence to use or occupy; or

(e)	third party right or interest or any right arising as a consequence of the enforcement of a judgment,

or any agreement to create any of them or allow them to exist;

Exclusivity Period means the period from and including the date of the Term Sheet and ending 120 days from the date of the Term Sheet being 30 March 2014;

Government Agency means any government, governmental, semi-governmental, administrative, fiscal, judicial or regulatory body, court, department, commission, authority, tribunal, agency or entity in any relevant jurisdiction;

HI-164 Oral Vaccine means the Company's oral vaccine (proposed to be developed) which uses the application of mucosal immunology to treat common human diseases and which works by controlling bacterial infections of airways damaged by toxins and which is supported by the Patents;

Immediately Available Funds means cash, bank cheque or such other method agreed by the parties;

initial Purchase Price means $157,500;

Intellectual Property means all intellectual property rights including current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, trade secrets, know-how, confidential information, patents (including the Patents), invention and discoveries and all other intellectual property as defined in Article 2 of the Convention Establishing the World Intellectual Property Organisation 1967 including as expressed in all reports, clinical trial documents and correspondence relating to the HI-164 Oral Vaccine;

Intellectual Property Rights means any right or interest in the Intellectual Property; issue Price means 16,5 cents per MHL Share;

Liability means any debt or other monetary liability or penalty, fine or payment or any liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatsoever nature or description including without limitation, any loans;

Lonza Debt means the debt in the approximate amount of $60,000 owing to Lonza Sales Ltd by the Company, a copy of the tax invoice is set out in Annexure A;

MHL Share means a fully paid ordinary share in the capital of the Purchaser;

Official List means the official list of entities that the ASX has admitted and not removed from listing;

Official Quotation or Officially Quoted means officially quoted on the ASX;

Ordinary Shares means Shares having the rights and being subject to the restrictions of ordinary shares contained in the Constitution;

PPSA means the Personal Property Securities Act 2009 (Cth);

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Patents means the patents listed in Schedule 2;

Purchase Price has the meaning given to that term in clause 5.1(a);

Royalty Agreement means the royalty agreement between the Vendor and the Purchaser dated on or about the date of Completion in relation to the HI-164 Oral Vaccine set out in Annexure 13;

Sale Shares means 393,982,080 D fully paid ordinary Shares representing all of the issued capital in the Company;

Shareholder means a holder from time to time of any Shares;

Shares means all of the shares and other equity securities (including options over shares) in the capital of the Company having the rights and being subject to the restrictions contained in the Constitution, and where the context allows, includes, without limitation, unissued shares; and

Term Sheet means the Term Sheet between the Vendor and the Purchaser dated

30 November 2013 in relation to the transaction underlying the Transaction Documents;

Third Party Proposal has the meaning given to that term in clause 9.1; Transaction Documents means the:

(a)	this Agreement; and

(b)	the Royalty Agreement;

Vendor Warranties means the representations and warranties made by the Vendor and set out in the Schedule; and

VWAP means the daily volume weighted average market price of shares in the Purchaser transacted on the ASX's trading platform.

1.2	interpretation

In this Agreement, unless the context requires otherwise:

(a)	headings and italicised, highlighted or bold type do not affect the interpretation of this Agreement;

(b)	the singular includes the plural and the plural includes the singular;

(c)	a gender includes all other genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this the have a corresponding meaning;

(e)	a reference to a "person" includes any individual, firm, company, partnership, joint venture, an unincorporated body or association, trust, corporation or other body corporate and any Government Agency (whether or not having a separate legal personality);

(f)	a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 1.2(f) implies that performance of part of an obligation constitutes performance of the obligation;

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(g)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any clause, annexure, exhibit and schedule;

(h)	a reference to a document (including this Agreement) includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to any document includes that party's successors and permitted assigns;

(i)	a reference to time is to Sydney time;

(k)	the word person means a natural person and any association, body or entity whether incorporated or not;

(1)	where any word or phrase is defined, any other part of speech or other grammatical form of that word or phrase has a cognate meaning;

(m)	a reference to "S", "A$", "dollars" or "Dollars" is a reference to the lawful currency of the Commonwealth of Australia;

(n)	a covenant or agreement on the part of two or more persons binds them jointly and severally;

(a)	no rule of construction applies to the disadvantage of a party because this Agreement is prepared by (or on behalf of) that party; and

(p)	a reference to any thing is a reference to the whole and each part of it.

1.3	Business Day

If anything under this Agreement is required to be done by or on a day that is not a Business Day that thing must be done by or on the next Business Day.

2.	Conditions precedent

2.1	Conditions

Completion of this Agreement will not proceed unless and until each of the following conditions precedent have been fulfilled:

(a)	Board approval: the board of directors of the:

(I)	Vendor approving the entry into each of the Transaction Documents; and

(ii)	Purchaser approving the entry into each of the Transaction Documents;

(b)	Excluded assets: all intellectual properties or other technologies held in the Company that are not relevant to the HI-164 Oral Vaccine to be transferred from the Company to the Vendor or a nominated subsidiary of the Vendor.

2.2	Cut-off date

If any conditions precedent set out in clause 2.1 cannot be satisfied or is not satisfied or waived on or before 28 February 2014 or such other date as agreed by the parties in writing, each party may, by not less than two Business Days' written notice to the other parties, terminate this Agreement.

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2.3	Best endeavours

Each party must use its best endeavours to satisfy the conditions precedent in clauses 2.1(a) and 2.1(b).

2.4	Amendment and waiver

The conditions precedent may only be amended with the agreement of the parties or waived or deferred by the Vendor.

2.5	Rights after termination

(a)	If this Agreement is terminated pursuant to clause 2.2 then, in addition to any other rights, powers or remedies under law:

(i)	subject to the provisions of clause 2.5(b), this Agreement will be of no further effect and no party will be liable to any other party except in respect of any breach of this Agreement occurring before that termination, and each party is released from its obligations to perform under this Agreement; and

(ii)	each party retains the rights it has against any other party concerning a past breach of this Agreement

(b)	Clause 2.5(a) does not apply to a party's obligations of confidentiality as set out in clause 10.3.

3.	Sale Shares

3.1	Sale and Purchase

The Vendor agrees to sell the Sale Shares to the Purchaser, and the Purchaser agrees to buy the Sale Shares from the Vendor:

(a)	for the Purchase Price;

(b)	free from all Encumbrances; and

(c)	with effect from Completion, on the terms of this Agreement.

3.2	All of the Sale Shares

The Parties agree that the sale and purchase of all the Sale Shares will be completed simultaneously.

3.3	Title to the Sale Shares

Title to, property in and risk of the Sale Shares:

(a)	until Completion, remains solely with the Vendor; and

(b)	passes to the Purchaser absolutely on and from Completion.

4.	Deposit

(a)	The Vendor acknowledges receipt of payment of the Deposit from the Purchaser in Immediately Available Funds on the date of the Term Sheet

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(b)	In the event Completion does not occur due to lack of approval by the board of the Purchaser, the Deposit will be retained by the Vendor and the Purchaser must reimburse to the Vendor the amount equal to all of the Vendor's transaction costs of up to $20,000 (including consulting fees).

(c)	In the event Completion does not occur due to lack of approval by the board of the Vendor, the Vendor must reimburse to the Purchaser the amount equal to all of the Purchaser's transaction costs of up to $20,000 (including consulting fees).

5.	Purchase Price

5.1	Purchase Price

(a)	The purchase price for the Sale Shares (Purchase Price) is the aggregate of:

(i)	the Deposit;

(ii)	the Initial Purchase Price, payable at Completion;

(iii)	the assumption of the Lonza Debt by the Purchaser at Completion;

(iv)	$325,000, which will be satisfied by the issue of the Consideration Shares to the Vendor at the Issue Price at Completion; and

(v)	the Deferred Consideration, which wilt, at the election of the Purchaser, be satisfied by, either:

(A)	the issue of MHL Shares to the Vendor; or

(B)	cash,

following commercialisation success achieved within five years from the Completion Date and subject to the achievement of the following milestones:

(C)	the HI-164 Oral Vaccine completes a successful Phase 2 clinical trial (statistically significant, p:Q.05, beneficial results with at least 65% of primary end-points) or any other mutually agreed commercial transaction (e.g. licence, co-development with a third party) (Milestone A); and

(D)	the market capitalisation or value of the Purchaser exceeding $100,000,000, and the 111-164 Oral Vaccine project continues to be in development by the Purchaser,

Where the Purchaser elects to pay the Deferred Consideration to the Vendor in equity, the number of shares to be issued will be calculated on the 30 day VWAP of the Purchaser on the date prior to the date Milestone A was announced on the ASX.

(b)	The Consideration Shares must be issued by the Purchaser free from any Encumbrance and so that on issue they rank equally in all respects with all other MI-IL Shares on issue.

5.2	No embarrassment

(a)	Where the Consideration Shares have been acquired by the Vendor in accordance with clause 5.1(a)(iv) and the Purchaser is admitted to the Official List resulting in the MHL Shares being Officially Quoted at a price such that the Consideration Shares are worth less than $325,000, the number of Consideration Shares will be increased to reflect the value of $325,000, such number of additional new issuable MHL Shares to be calculated by reference to the Officially Quoted price per MHL Share when MHL is admitted to the official list of ASX.

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(b)	For the avoidance of doubt, where the MHL Shares are Officially Quoted at a price greater than the Issue Price (and there has been no share capital reconstruction such as a consolidation), there will be no adjustment to the number of Consideration Shares already issued to the Vendor.

5.3	Method of payment

Each payment to be made to the Vendors under this Agreement must be made by Immediately Available Funds.

6.	Completion

6.1	Completion Date

Completion must be effected on the Completion Date at HWL Ebsworth (Sydney) at 12:00 noon (or at any other place or time agreed between the parties).

6.2	Vendor's obligations

On Completion, the Vendor must:

(a)	deliver or cause to be delivered or provide to the Purchaser:

(i)	the Royalty Agreement duly executed by the Vendor,

(ii)	duly executed transfers in favour of the Purchaser in registrable form and share certificates in respect of all of the Sale Shares;

(iii)	all existing letters in the Company's possession from inventors as proof of unencumbered ownership of the Company's patents or patents pending;

(iv)	the certificate of incorporation, common seal (where applicable), all statutory, minute and other record books, share certificate books of the Company and all unused share certificate forms;

(v)	all ledgers, journals and books of account of the Company;

(vi)	duly executed written resignations of:

(A)	Anthony Peng Ho as director of the Company;

(B)	Jarrod Travers White as the secretary and public officer of the Company;

(vii)	any other document which the Purchaser acting reasonably requires to obtain good title to the Sale Shares and to enable the Purchaser to cause the registration of the Sale Shares in the name of the Purchaser including, without limitation, any power of attorney under which the document delivered under this Agreement has been signed;

(viii)	unencumbered reasonable access to all technical and scientific documents owned by the Company that relate to Hl-164, including reports, original documents, and submissions to regulatory authorities;

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(ix)	unencumbered reasonable access to chemicals and biological materials belonging to the Company;

(b)	procure that a meeting of the directors of the Company is held at which those directors will:

(i)	approve the entering into and performance of the Royalty Agreement;

(ii)	approve the transfers of the Sale Shares to the Purchaser;

(iii)	approve (subject to payment of stamp duty) the registration of the transfers of the Sale Shares to the Purchaser;

(iv)	approve the cancellation of the existing share certificate for the Sale Shares;

(v)	approve the issue of a new share certificate to the Purchaser,

(vi)	approve a change of registered office and principal place of business to Unit 6, 61 Avalon Parade, Avalon NSW 2107;

(vii)	approve the resignations of:

(A)	Anthony Peng Ho as the director of the Company;

(B)	Jarrod Travers White as secretary and public officer of the Company;

(viii)	approve the appointments of:

(A)	Kevin Martin Lynn as director of the Company;

(B)	Robert Edward Lees as secretary and public officer of the Company;

(c)	confer on the Purchaser title to the Sale Shares and do all things reasonably necessary to ensure that all licences and assets currently held and/or owned by the Company remain so held and owned after Completion; and

(d)	deliver to the Company the Royalty Agreement duly executed by the Vendor.

6.3	Purchaser's obligations

On Completion, the Purchaser must:

(a)	deliver to the Vendor and the Company the Royalty Agreement duly executed by the Purchaser;

(b)	issue the Consideration Shares to the Vendor;

(c)	deliver to the Vendor a share certificate stating that the Vendor is the holder of the Consideration Shares;

(d)	enter the Vendor in the register of members of the Purchaser;

(e)	deliver to the Company duly executed consents to act of:

(i)	Kevin Martin Lynn as director of the Company;

(ii)	Robert Edward Lees as secretary and public officer of the Company; and

(f)	pay the Initial Purchase Price in Immediately Available Funds.

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6.4	Company's obligations

On Completion, the Company must:

(a)	deliver to the Purchaser and the Vendor the Royalty Agreement duly executed by the Company;

(b)	subject to payment of any duty on the transfer of the Sale Shares:

(i)	enter the name of the Purchaser in the register of members of the Company as the holder of the Sale Shares;

(ii)	deliver or cause to be delivered to the Purchaser a duly executed share certificate in respect of the Sale Shares; and

(iii)	take all other steps required under the Constitution and the Corporations Act to constitute and evidence the Purchaser as the holder of the Sale Shares.

6.5	Conditions of Completion

(a)	Completion is conditional on both the Purchaser and the Vendor complying with all of their obligations under this clause 6.

(b)	If either the Vendor or the Purchaser fails to fully comply with its obligations under this clause 6 and the parties do not complete this Agreement then:

each party must return to the other all documents delivered to it under this clause 6;

each party must repay to the other all payments received by it under this clause 6;

i)	each party must do everything reasonably required by the other party to reverse any action taken under this clause 6;

without prejudice to any other rights any party may have in respect of that failure.

7.	Warranties

7.1	Mutual representations and warranties

Each of the parties represents and warrants that;

(a)	it has the power to enter into this Agreement and has taken all corporate and other actions necessary to authorise the execution, delivery and performance of this Agreement;

(b)	this Agreement constitutes a valid, legally binding obligation on it;

(c)	the execution, delivery and performance of this Agreement will not violate any provision of its constitution or any provision of any document or agreement to which it is a party or which is binding upon it or any of its assets; and

(d)	all authorisations, consents and approvals (if any) required from any Government Agency in connection with the transactions contemplated by this Agreement have been obtained and in the case of the Vendor no approval or waiver is required under the ASX Listing Rules.

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72	Vendor's Warranties

The Vendor represents and warrants to the Purchaser that the Vendor Warranties are accurate as at the date of this Agreement and the actual Completion Date in relation to the facts then subsisting.

7.3	Purchaser warranties

At Completion, the Purchaser represents and warrants as at the date of this Agreement and the actual Completion Date in relation to the facts then subsisting that:

(a)	it is able to issue and allot the Consideration Shares without the consent of any other person and free of any Encumbrance, pre-emptive rights or rights of first refusal; and

(b)	it has taken all necessary action to authorise the execution, delivery and performance of this Agreement in accordance with its terms.

7.4	Independent warranties

Each of the warranties is to be construed independently of the others and is not limited by reference to any other warranty.

7.5	Limitation on Claims for Breach of Warranty

The Purchaser's right to claim for breach of the Vendor Warranties is limited as follows:

(a)	by the actual knowledge, as at the date of this Agreement, of the Purchaser (including the Purchaser's directors);

(b)	the Purchaser must give written notice to the Vendor of the general nature of the claim in question within two years after the Completion Date;

(c)	the aggregate amount of claims in respect of all breaches must exceed 10% of the Initial Purchase Price, in which case the Purchaser may recover all amounts claimed and not just the excess over 10% of the Initial Purchase Price; and

(d)	the maximum aggregate amount which the Purchaser may recover from the Vendor in respect of all claims (exclusive of interest and the costs and expenses of making claims) is the Initial Purchase Price.

8.	Post-Completion repayment of R&D expenses

8.1	R&D expenses to be repaid as and when received

The parties agree that in relation to any tax credit, benefit or other monies received from the Australian Tax Office or other Government Agency by the Company after the Completion Date in respect of research and development expenditure incurred by the Company prior to the Completion Date will as and when received by the Company be due and payable by the Company to the Vendor and the Purchaser in accordance with clause 8.2(b) in the following proportions:

(a)	75% - Vendor; and

(b)	25% - Purchaser.

8.2	Purchaser to procure lodgement of claim and payment of funds received

The Purchaser must procure that the Company complies with clause 8.1 and, in particular:

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(a)	use reasonable endeavours to lodge all reasonably claimable research and development expenditure claims on or before 31 August 2014 in respect of the period prior to the Completion Date; and

(b)	must procure that the Company pays to the Vendor and Purchaser any monies due and payable under clause 8.1 within 5 Business Days of the Company receiving such monies.

8.3	Right of inspection

The Vendor may request all reasonable access to either or both of the Purchaser's and the Company's records, premises and personnel to verify to its own reasonable satisfaction whether the Company and the Purchaser have complied with this clause 8.

9.	Exclusivity

9.1	No-talk restriction

The Vendor (and/or any of its directors and officers) undertakes to the Purchaser that it will not negotiate or deal with any other person or entity relating to an investment in, or acquisition of, all or any part of the Company or the Sales Shares (Third Party Proposal) other than with the Purchaser or with the prior written approval of the Purchaser during the Exclusivity Period.

9.2	Exception to no-talk

The restrictions in clause 9.1 do not apply to the extent that they restrict the Company from taking or refusing to take any action with respect to a bona fide proposal in relation to a Third Party Proposal in circumstances where the directors of the Company must cause the Company to undertake any act or acts with respect to the proposed Third Party Proposal which would otherwise be prohibited by the terms of this clause 8 in order to discharge properly their fiduciary or statutory duties or to avoid contravention of the law.

9.3	No-shop restriction

During the Exclusivity Period, the Purchaser (and/or any of its officers, directors, contractors or employees) undertakes not to directly or indirectly solicit, invite, facilitate, encourage or initiate any enquiries, negotiations or discussions, or communicate any intention to do any of these things, with a view to obtaining any expression of interest, offer or proposal from any other person in relation to seeking alternative assets to acquire to augment its COPD technologies.

10.	Publicity and confidentiality

10.1	Announcements

in consideration of each party entering into and performing their respective obligations under, and in accordance with the provisions of, this Agreement, each party agrees, except as required by law or by the ASX Listing Rules (if applicable) that:

(a)	the terms of this Agreement are to be kept confidential and released to persons who are not a party to this document (other than the professional advisers to the parties) only by the prior mutual written consent of the parties; and

(b)	no party shall make any press release in relation to this Agreement without the prior consent in writing of the other party.

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10.2	Publicity

No public announcement or communication relating to the negotiations of the parties or the subject matter or terms of this Agreement is to be made or authorised by or on behalf of any party without the prior written approval of the other party.

10.3	Confidentiality

Each party agrees with the other party that all information in relation to the other party's business including, without limitation, any trade secrets, operations, know-how, or any information concerning the organisation, management and finance of the other party or in relation to the Vendor or in relation to any associate or related body corporate of the Vendor, which is exchanged between them during the negotiations prior to the Completion Date or in the course of any party performing its duties or obligations under the provisions of this Agreement, is confidential and shall not be disclosed, divulged or otherwise placed at the disposal of any person not being a party to this Agreement or a related body corporate except:

(a)	to employees, legal advisers, auditors and other consultants requiring the information for the purpose of this Agreement;

(b)	with the consent of the party who supplied the information;

(c)	if the information is, prior to the Completion Date, lawfully in the possession of the recipient of the information through sources other than the party who supplied the information;

(d)	if required by law or the ASX;

(e)	if strictly and necessarily required in connection with legal proceedings; and

if the information is or becomes generally and publicly available other than through the default of a party who divulges the information.

11.	Notices

11.1	Form of notice

All notices, requests, demands, consents, approvals, agreements or other communications (notices) to or by a party given for the purposes of Agreement must be:

(a)	in writing;

(b)	signed by the party giving notice or a person duly authorised by that party or, where transmitted by e-mail, sent by the party giving notice or a person duly authorised by that party;

(c)	directed to the recipient's address (as specified in clause 11.3 or as varied by any notice); and

(d)	hand delivered, sent by prepaid post or transmitted by email or facsimile to that address,

and will be taken to be duly given or made (in the case of delivery in person or by post or email or facsimile transmission) when delivered, received or left at the address of the recipient shown in this Agreement or to any other address which it may have notified the sender.

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Share Sale and Purchase Agreement	HWL Ebsworth

11.2	Receipt

A notice given in accordance with this clause is taken as having been given and received:

(a)	if hand delivered at or before 4.00 pm on a Business Day, on delivery, otherwise at 9.30 am on the next Business Day;

(b)	if sent by prepaid post, on the seventh Business Day after the date of posting;

(c)	if transmitted by e-mail, on the first Business Day after the date of transmission; or

(d)	if transmitted by facsimile at or before 4.00 pm on a Business Day, at the time recorded on the transmission report indicating successful transmission of the entire notice, otherwise at 9.30 am on the next Business Day.

11.3 Address for notices

Unless varied by notice in accordance with this clause 11.3, the parties' addresses and other details are:

(a)	if to the Vendor:

Address:	Suite 404, 25 Lime Street, Sydney NSW 2000

Email:	jarrod ©taccou ntants.com .au

Attention:	Jarrod White

(b)	if to the Purchaser:

Address:	Suite 6, 61 Avalon Parade, Avalon Beach
NSW 2107

Email:	pcomansamariposahealth.com.au

Attention:	Phillip Comans

(c)	if to the Company:

Address:	c/- Traverse Accountants, Suite 404, 25 Lime Street, Sydney NSW 2000

Email:	jarrod@taccountants.com.au

Attention:	Jarrod White

12.	General

12.1	Entire agreement

This Agreement states all of the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

12.2	Assignment

No party may assign or otherwise deal with any of its rights under this Agreement, without the prior written consent of the other party.

17

Share Sale and Purchase Agreement	HWL Ebsworth

12.3	Variation

A variation of any term of this Agreement will be of no force or effect unless it is in writing and signed by each of the parties.

12.4	Costs and expenses

(a)	The Purchaser must pay any Duty in respect of the execution, delivery and performance of this Agreement and any agreement or document entered into or signed under this Agreement

(b)	Subject to clause 12.4(a) and any other term of this Agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this Agreement or other agreement or document described in clause 12.4(a)

(c)	Any action to be taken by a party in performing its obligations under this Agreement must be taken at its own cost and expense unless otherwise provided in this Agreement

12.5	Waiver

(a)	A party may not rely on the words or conduct (including a delay in the exercise, a non-exercise or a partial exercise of a right) of the other party as a waiver of any right arising under or in connection with this Agreement (including a right to rely on this clause) unless the waiver is in writing and signed by the party granting the waiver.

(b)	In clause 12.5(a) the term waiver is intended to include an election between rights and remedies as well as conduct which might otherwise give rise to an estoppel.

(c)	A waiver is only effective in relation to the particular obligation or breach in respect of which it is given and is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion,

12.6	Severance

(a)	If a provision in this Agreement is wholly or partly void, illegal or unenforceable in any relevant jurisdiction that provision or part must, to that extent, be treated as deleted from this Agreement for the purposes of that jurisdiction. This does not affect the validity or enforceability of the remainder of the provision or any other provision of this Agreement.

(b)	Clause 12.6(a) does not apply and has no effect if severance of the provision of this Agreement in accordance with clause 12.6(a) materially affects or alters the nature or effect of the parties' obligations under this Agreement

12.7	Counterparts

(a)	This Agreement may be executed in any number of counterparts, each signed by one or more parties. Each counterpart when so executed is deemed to be an original and all such counterparts taken together constitute one document

(b)	A party that has executed a counterpart of this Agreement may exchange that counterpart with another party by faxing it to the other party and, if that other party requests it, promptly delivering that executed counterpart by hand or post to the other party. However, the validity of this Agreement is not affected if the party who has faxed the counterpart delays in delivering or does not deliver it by hand or by post.

18

Share Sale and Purchase Agreement	HWL Ebsworth

12.8	Further assurances

Each party must, at its own expense, do all things and execute all further documents necessary to give full effect to this Agreement and the transactions contemplated by it.

12.9	Governing law and jurisdiction

(a)	This Agreement is governed by and is to be construed under the laws in force in New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and courts of appeal from them in respect of any proceedings arising out of or in connection with this Agreement. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

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Share Sale and Purchase Agreement	HWL Ebsworth

Schedule 'I - Vendor Warranties

Continuous Disclosure

The Vendor complies at all times with its continuous disclosure obligations under ASX Listing Rule 3.1 and section 674 of the Corporations Act 2001 (Cth) in respect of the Company, including without limitation the Company's assets and liabilities and the Company's Patents and Intellectual Property Rights.

2.	Shares and capital

2.1.	Title

The Vendor is the legal and beneficial owner of the Shares which are free of all Encumbrances and other third party interests or rights.

2.2.	Issue of other securities

The Company is not under any obligation to issue or allot any shares or other securities and has not granted any person the right to call for the issue or allotment of any shares or other securities of the Company at any time.

3.	Status of the Company and of the Authority

3.1.	Corporate existence

The Company:

(a)	is a proprietary limited company;

(b)	has the power to own its assets and carry on its business as it is now being conducted;

(c)	has the capacity to sue and be sued in its own name;

(d)	is not registered and is not required to be registered in any place as a recognised foreign company; and

(e)	does not carry on business in any place other than Australia.

3.2.	Compliance with constitution

The business affairs of the Company have been conducted in accordance with the constitution of the Company.

3.3.	No legal impediment

The execution, delivery and performance by the Vendor of this Agreement complies with:

(a)	each law, regulation, authorisation, ruling, judgement, order or decree of any Government Agency or other regulatory or legislative body;

(b)	the constitution of the Vendor as applicable; and

20

Share Sale and Purchase Agreement	HWL Ebsworth

(c)	any Encumbrance or document which is binding on the Vendor in relation to the Shares of the Company.

3.4.	No breach

The signing and delivery of this Agreement and the performance by the Vendor of its obligations under it complies with:

(a)	any applicable law and authorisation; and

(b)	any Encumbrance or document binding on the Vendor, in relation to the shares of the Company.

4.	Accounts

The Accounts:

(a)	have been prepared consistent with the methods of accounting prescribed by the Corporations Act and the Accounting Standards as reasonably applied to a business which is the same size and complexity as that of the Company;

(b)	show a true and fair view of the financial position and the assets and liabilities (including any contingent liabilities and any unusual or non-recurring items) of the Company as at 21 February 2014 and of the income, expenses and results of the operations of the Company for the financial period ending on the Accounts Date in accordance with the Accounting Standards and the Corporations Act; and

(c)	the Company has no actual or contingent liabilities other than the Lonza Debt and the liabilities incurred by the Company in the ordinary course of business as listed in Annexure C.

Solvency

No insolvency event has occurred and remains current and the Company has not gone into liquidation or passed any winding-up resolutions nor received any deregistration notice under section 601AB or applied for deregistration under section 601AA of the Corporations Act and there are no circumstances which could give rise to any such circumstances in respect of the Company.

6.	Intellectual Property

All Intellectual Property, documents, reports, biological specimens and other rights attaching to the Hl-164 Oral Vaccine are owned by the Company.

7.	Other information

All information provided to the Purchaser by the Vendor and the Company in connection with the transaction contemplated by this Agreement is true, accurate and complete in all material respects.

21

Share Sale and Purchase Agreement	HWL Ebsworth

22

Share Sale and Purchase Agreement	HWL Ebsworth

Executed as an agreement

Executed by Bioxyne Limited ACN 084 464 193 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Executed by Mariposa Health Limited ACN 134 154 680 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Executed by Hunter Immunology Pty Limited ACN 106 556 094 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

23

Share Sale and Purchase Agreement	HWL Ebsworth

Annexure A — Tax Invoice

Loma Sees Ltd lituenclumstairtemetrame 36 CH-4002 Beate, Switzerland

Tei +41 81 316 81 11 Fax 1,41 01 316 91 11

Hunter Immunology| Limited Suite 1005 4 Bridge Suite Sydney NSW 2000 Australien	Yew order Hunter Immunology Ltd dated March 07,2012 Oar order 0' rkierety 3897'357 Cur internal reference 90683773: dated October 31,. 2012 Olir account document CI-105 1 2012 4057281

Basel, October 31, 2012 Invoice
Nws 40572g1::64-110E's.r.-

Product	i artlily	Price		Ammst In Gap

Payment due upon completion of work at termination of Stage 1A: Activity Assay (ELISA) Transfer and Optimisation, as per Amendment 1 to the Agreement dated 15th February 2008

	1.000 EA	42,678.00 GBP	1 EA	42,678.00

Total				42,678.00

30 days from date of invoice net
to our account no_ 75442901 (Lorca Sales Ltd} with
UBS AG, London Branch, BIC: UBSWG1355
IRAN: G666U85W23232075442901 CHAPS Sort
Code 23-23-20 /BAGS Sort Code 60-95-30 FAST
EH Sort Code B0-95-30

ATTBITION: new account for our Gi3P customers (please see above} Reese quote the above Invoice Number in your remittance advice

E(W Slough (Incoterms 2010), at
Hunter Immunology Limited Suite 1005
4 Bridge Suite , AU - Sydney
on October 31, 2012 ex stock United Kingdom

Remarks	OUT EOR1-No: 0E4-701801

24

Share Sale and Purchase Agreement	HWL Ebsworth

Annexure B — Royalty Agreement

25

Royalty Agreement

Bioxyne Limited

and

Mariposa Health Limited

and

Hunter Immunology Pty Limited

HNC BSWORTH

LAWYERS

Level 14, Australia Square

264-278 George Street SYDNEY NSW 2000 DX 129 SYDNEY ABN 37 246 549 189

Tel:    (02) 9334 8555

Fax:    1300 369 656

www.hwlebsworth.cormau
Ref: GB:TH:298079

Table of Contents

1.	Definitions and interpretation		0

	1.1	Definitions	0

	1.2	Interpretation	2

	1.3	Business Day	3

2.	Commencement		3

3.	Mariposa		3

4.	Royalties		3

	4.1	Obligation to Pay Royalties	3

	4.2	Royalties	3

	4.3	Combined intellectual property	4

	4.4	Revenues other than cash	4

5.	Payment of Royalty		4

	5.1	Notification of Royalty	4

	5.2	invoice for Royalty	4

	5.3	Timing of Payments	5

	5.4	Method of Payments	5

6.	Reporting, books and records		5

	6.1	Obligation to keep books and records	5

	6.2	Reporting	5

7.	Right of Audit		5

	7.1	Royalty Audit	5

	7.2	Adjustment	6

	7.3	Costs of the Audit	6

8.	Goods and Services Tax (GST)		6

	8.1	Preliminary	6

	8.2	GST exclusive	6

	8.3	Liability to pay GST	6

	8.4	Tax Invoice	6

	8.5	Adjustment Event	6

	8.6	Reimbursement of Expenses	7

	8.7	Non Merger	7

9.	Dispute Resolution		7

	9.1	Interpretation	7

	9.2	No Proceedings	7

	9.3	Dispute Notice	7

	9.4	Determination of a Matter by Expert	7

	9.5	Other Dispute Procedure	8

	9.6	Compliance with Agreement	9

10.	Late payment		9

	10.1	interest	9

11.	Assignment		9

	11.1	No assignment	9

	11.2	Restriction on sale	9

	11.3	Ownership of the Company	9

12.	Publicity and confidentiality		9

	12.1	Announcements	9

	12.2	Publicity	9

	12.3	Confidentiality	10

13.	Notices		10

	13.1	Form of notice	10
	13.2	Receipt	10

	13.3	Address for notices	11

14.	General		11

	14.1	Entire agreement	11

	14.2	Variation	11

	14.3	Costs and expenses	11

	14.4	Waiver	12

	14.5	Severance	12

	14.6	Counterparts	12

	14.7	Further assurances	12

	14.8	Governing law and jurisdiction	12

Royalty Agreement	EMIL Ebsworth

Royalty Agreement

Date

Parties

Bioxyne Limited ACN 084 464 193 of Suite 404, 25 Lime Street, Sydney NSW 2000

(Bioxyne)

Mariposa Health Limited ACN 134 154 680 of Suite 6, 61 Avalon Parade, Avalon Beach NSW 2107

(Mariposa)

Hunter Immunology Pty Limited ACN 106 556 094 of c/- Traverse Accountants, Suite 404, 25 Lime Street, Sydney NSW 2000

(Company)

Recitals

A,	In accordance with the terms of a Share Sale and Purchase Agreement dated on or about the same date as this Agreement, Bioxyne sold all of the shares in the capital of the Company to Mariposa.

B.	The Company is the holder of all the Intellectual Property Rights.

C.	Mariposa operates a pharmaceuticals development business and Mariposa wishes to augment its business with the purchase of the Company and its Intellectual Property Rights.

D.	It is a condition precedent of the Share Sale and Purchase Agreement (SSPA) that the Boards of Bioxyne and Mariposa each approve the entry into this Agreement. Further, each of the parties is obliged under the SSPA to deliver executed versions of this Agreement at Completion (as that term is defined under the SSPA).

The parties agree, in consideration of, among other things, the mutual promises contained in this Agreement as follows:

1.	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context requires otherwise:

Agreed Rate means a rate of interest which is 2% per annum above the Bank Bill Rate;

ASIC means the Australian Securities and Investments Commission;

ASX means ASX Limited ACN 008 624 691 or the securities exchange market operated by the ASX, as the context requires;

ASX Listing Rules means the official listing rules issued and enforced by the ASX as amended from time to time;

Bank Bill Rate means the Australian 3 month Bank Bill Swap Reference Mid Rate specified by Reuters Monitor Service Page BBSY at or about 10:00 am (Sydney time) on the first Business Day of each month, provided that, if the Bank Bill Rate cannot be so determined, the Bank Bill Rate will mean the rate (expressed as a percentage yield per annum to maturity) quoted at or about such time by Westpac Banking Corporation as the rate at which it would be prepared to purchase bills of exchange accepted by an Australian trading bank and having a tenor of 90 days and of an amount of $100,000;

Business Day means a day on which banks are open for business in the State of New South Wales, Australia, excluding a Saturday, Sunday or public holiday;

Claim means any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise;

Corporations Act means Corporations Act 2001 (Cth);

Duty means any stamp, transaction or registration duty or other similar charge imposed by any Government Agency and includes, without limitation, any interest, fine, penalty, charge or other amount imposed in respect of the above but excludes any tax;

Expert means an independent expert appointed under clause 9;

Government Agency means any government, governmental, semi-governmental, administrative, fiscal, judicial or regulatory body, court, department, commission, authority, tribunal, agency or entity in any relevant jurisdiction;

Gross Revenue means, in clause 4.2(b), all ex-factory sales revenues received by the Company, Mariposa, or a Related Entity from a sale of a Product, after deduction of the following items, provided and to the extent such items are actually incurred and do not exceed reasonable and customary amounts in each market in which such sales occurred:

(a)	material costs;

(b)	trade and quantity discounts and rebates;

(c)	customer rebates;

(d)	credits or allowances made for rejection or return of Products;

(e)	any tax or government charge levied on the sale, such as goods and services or value added tax (but not including income tax); and

any charges for freight or insurance;

Hi-164 Oral Vaccine means the Company's oral vaccine (proposed to be developed) which uses the application of mucosal immunology to treat common human diseases and which works by controlling bacterial infections of airways damaged by toxins, and which is supported by the Patents;

Immediately Available Funds means cash, bank cheque or such other method agreed by the parties;

Intellectual Property means all intellectual property rights including current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, trade secrets, know-how, confidential information, patents (including the Patents), invention and discoveries and all other intellectual property as defined in Article 2 of the Convention Establishing the World Intellectual Property Organisation 1967 including as expressed in all reports, clinical trial documents and correspondence relating to the HI-164 Oral Vaccine;

Intellectual Property Rights means any right or interest in the intellectual Property;

Liability means any debt or other monetary liability or penalty, fine or payment or any liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatsoever nature or description including without limitation, any loans;

Patents means the patents listed in Schedule 1;

Product is a product that is based, wholly or partly, on the intellectual Property Rights;

Proposed Transaction means the proposed transaction whereby Bioxyne sells all of its shares in the capital of the Company to Mariposa;

Quarter means each 3 month period ending on 31 March, 30 June, 30 September and 31 December, as the case may be;

Related Body Corporate has the same meaning as defined in the Corporations Act;

Related Entity means a related entity of the Company or Mariposa, as that term is defined in the Corporations Act;

Royalty means a royalty calculated in accordance with clause 4; and

Ultimate Holding Company has the same meaning as that term is defined in the Corporations Act.

1.2	interpretation

In this Agreement, unless the context requires otherwise:

(a)	headings and italicised, highlighted or bold type do not affect the interpretation of this Agreement;

(b)	the singular includes the plural and the plural includes the singular;

(c)	a gender includes all other genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this the have a corresponding meaning;

(e)	a reference to a "person" includes any individual, firm, company, partnership, joint venture, an unincorporated body or association, trust, corporation or other body corporate and any Government Agency (whether or not having a separate legal personality);

(f)	a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 1.2(f) implies that performance of part of an obligation constitutes performance of the obligation;

(g)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any clause, annexure, exhibit and schedule;

(h)	a reference to a document (including this Agreement) includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to any document includes that party's successors and permitted assigns;

(j)	a reference to time is to Sydney time;

(k)	the word person means a natural person and any association, body or entity whether incorporated or not;

where any word or phrase is defined, any other part of speech or other grammatical form of that word or phrase has a cognate meaning;

(m)	a reference to "$", "A$", "dollars" or "Dollars" is a reference to the lawful currency of the Commonwealth of Australia;

(n)	a covenant or agreement on the part of two or more persons binds them jointly and severally;

(0)	no rule of construction applies to the disadvantage of a party because this Agreement is prepared by (or on behalf of) that party;

(p)	"Includes", "such as", and "for example" and similar words and phrases are not to be construed as words or phrases of limitation; and

(q)	a reference to any thing is a reference to the whole and each part of it.

1.3	Business Day

If anything under this Agreement is required to be done by or on a day that is not a Business Day that thing must be done by or on the next Business Day.

2.	Commencement

This Agreement commences on the date of this Agreement or the date of completion of the Proposed Transaction, whichever is earlier. If the Proposed Transaction does not complete, this Agreement is void from the date of commencement.

3.	Mariposa

Mariposa must ensure and procure that the Company complies with its obligations under this Agreement.

4.	Royalties

4.1	Obligation to Pay Royalties

The Company must pay, and Mariposa guarantees the payment of, the Royalties to Bioxyne, in the manner set out in this Agreement. The Royalties will not be reduced by claims that other intellectual property rights were required in order to receive revenue on which the Royalties are calculated.

4.2	Royalties

(a)	If the Intellectual Property Rights are sold or licensed to a third party (in accordance with this Agreement), the Royalties are calculated as 6,5% of the gross revenue received by the Company, Mariposa, or a Related Entity in respect of the sale or sub-licensing of the Intellectual Property Rights, including any sale proceeds or sub-royalties.

(b)	To the extent the Company, Mariposa, or a Related Entity, manufactures Products based on the Intellectual Property Rights, the Royalties are calculated as 2% of Gross Revenue.

(c)	For the avoidance of doubt, it is possible for Royalties to be payable simultaneously under clauses 42(a) and 42(b).

4.3	Combined intellectual property

If the Company, Mariposa or a Related Entity commercialises a Product which combines the Intellectual Property with other intellectual property, the Bioxyne is entitled to Royalties in the same proportion as the Intellectual Property, as compared to the other intellectual property, contributes to the value of the Product.

Note: For example, assume that the Company manufactures a Product to which the Intellectual Property contributes 70% of the value and other intellectual property contributes 30% of the value. Bioxyne would be entitled to 2% of 70% of the Gross Revenue from the Product

4.4	Revenues other than cash

If the Corripany, Mariposa, or any Related Entity sells, licenses, transfers, provides or otherwise makes available to any third party any Intellectual Property Rights or Products that are subject to the Royalty provisions in this Agreement:

(a)	in return for non-cash consideration; or

(b)	in a transaction that is not an arm's length commercial transaction; then the applicable Royalties due under this Agreement shall be based on:

(c)	with respect to 4.4(a) above, the fair market value of such non-cash consideration; and

(d)	with respect to 4.4(b) above, the list price for such Products or, if there is no applicable list price, then a price which would normally be charged by such party in an arms length transaction to independent third parties making similar commitments (if applicable).

5.	Payment of Royalty

5.1	Notification of Royalty

(a)	Within 10 Business Days after the end of each Quarter in which a Royalty was payable, the Company must notify Bioxyne of the Royalties payable for that Quarter.

(b)	At the same time, the Company will provide to Bioxyne a report containing such details in respect of how the Royalties have been calculated as agreed between the parties.

5.2	Invoice for Royalty

(a)	Bioxyne must provide the Company with a tax invoice (to satisfy the GST Act) in respect of the amount of Royalty payable for a Quarter, which amount is either:

(i)	the amount included in the notice from the Company under clause 5.1; or

(ii)	if the Company does not provide the notice required under clause 5.1, an estimate of the Royalty, based on an average of the previous four Quarters' Royalties.

(b)	If Bioxyne issues an invoice in accordance with clause 5.2(a)(ii) and the amount invoiced is not accurate (for example, based on the results of the audit under clause 7.1 or information subsequently obtained or provided to Bioxyne), then:

(i)	Bioxyne must, as soon as reasonably practicable, issue an amended tax invoice;

(ii)	if there has been an overpayment of Royalties, within 10 Business Days of the date of the amended invoice, Bioxyne must repay that amount to Company (with interest calculated in accordance with clause 10 and from the date the Royalty was received until the date Bioxyne repays that amount); and

(iii)	if there has been an underpayment of Royalties, within 10 Business Days of receipt by the Company of the amended invoice, the Company must repay that amount to Bioxyne (with interest calculated in accordance with clause 10 from the date the Royalty was payable under clause 5.3 until the date of the amended invoice, such interest to be paid by the Company).

5.3	Timing of Payments

The Royalty must be paid on the earlier of:

(a)	the date that is 30 days after the end of each Quarter; and

(b)	5 Business Days after the receipt by the Company of Bioxyne's invoice under clause 5.2,

5.4.	Method of Payments

Until Bioxyne otherwise advises in writing, the Company must discharge its obligations to pay any Royalty by making those payments to Bioxyne in Immediately Available Funds or as otherwise directed from time to time by Bioxyne.

6.	Reporting, books and records

6.1	Obligation to keep books and records

The Company will keep, and must ensure its Related Bodies Corporate keep, books and records in such reasonable details as will permit the reports provided for in this Agreement to be made and the Royalties and other amounts under this Agreement to be determined.

6.2	Reporting

The Company will provide annual reports to Bioxyne in respect of the Company's, Mariposa's or a Related Entity's activities undertaken in the last year in relation to the Intellectual Property Rights, such as clinical trials undertaken, any filings or registrations with regulators, capital expenditures in respect of the Intellectual Property Rights, any commercialisation activities, the appointment of distributors, or any other matters materially relevant to Bioxyne as the holder of the rights to the Royalties under this Agreement.

7.	Right of Audit

7.1	Royalty Audit

(a)	Bioxyne may require the Company to cause its books and records relating to the revenues in respect of the Intellectual Property Rights and the Products during that calendar year, and those of any Related Bodies Corporate, to be made available to an independent auditor. In this case, the Company must procure that the auditor prepare and deliver to Bioxyne and Mariposa a certificate in respect of any calendar year showing in respect of that calendar year in relation to this Agreement any information that Bioxyne may deem reasonably necessary to ascertain whether the Royalties have been properly calculated and paid.

(b)	A certificate provided by the auditor in accordance with clause 7.1 (a) will, in the absence of manifest error, be binding and conclusive as between the parties.

(c)	The parties must attempt to agree on the identity of the independent auditor, within 5 Business Days after the date referred to in clause 7.1(a) and failing agreement, the independent auditor is to be nominated by the President of the New South Wales Chapter of the Institute of Chartered Accountants or such person occupying his or her position or performing his or her role from time to time.

7.2	Adjustment

(a)	Immediately on receipt of a certificate from the auditor under this clause 7, and in the absence of manifest error in the certificate, the parties must promptly make such cash payments between them as may be necessary to ensure that Bioxyne has received the balance (if any) of any outstanding Royalty for the relevant calendar year, or to ensure that the Company has received any amount it has overpaid in respect of the Royalty.

(b)	The Company must ensure that to the extent substantial issues are identified by the auditor that, in a timely manner, it takes steps to improve the relevant systems and record keeping to adequately address those issues.

7.3	Costs of the Audit

Any audit carried out in accordance with clause 7.1 will be paid by Bioxyne, unless the audit reveals substantial issues (including in respect of the calculation of royalties or record keeping), in which case the Company will pay the cost of the audit.

8.	Goods and Services Tax (GST)

8.1	Preliminary

Words or expressions used in this clause that are defined in A New Tax System (Goods and Services Tax) Act 1999 (GST Act) have the same meaning given to them in that Act.

8.2	GST exclusive

Unless otherwise stated, any amount specified in this Agreement as the consideration payable for any taxable supply does not include any GST payable in respect of that supply.

8.3	Liability to pay GST

If a party makes a taxable supply under this Agreement (Supplier), then the recipient of the taxable supply (Recipient) must also pay, in addition to the consideration for that supply, the amount of GST payable in respect of the taxable supply at the time the consideration for the taxable supply is payable.

8.4	Tax Invoice

Notwithstanding the foregoing, the Recipient is not obliged under this Agreement to pay the amount of any GST payable until the Supplier provides it with a valid tax invoice for the taxable supply.

8,5	Adjustment Event

If an adjustment event arises in relation to a taxable supply made by a Supplier under this Agreement, the amount paid or payable by the Recipient pursuant to clause 8.3 will be amended to reflect this and a payment will be made by the Recipient to the Supplier or vice versa as the case may be.

8.6	Reimbursement of Expenses

If a third party makes a taxable supply and this Agreement requires a party to this Agreement (the payer) to pay for, reimburse or contribute to (pay) any expense or liability incurred by the other party to that third party for that taxable supply, the amount the payer must pay will be the amount of the expense or liability plus the amount of any GST payable in respect thereof but reduced by the amount of any input tax credit to which the other party is entitled in respect of the expense or liability.

8.7	Non Merger

This clause does not merge on completion and will continue to apply after expiration or termination of this Agreement.

9.	Dispute Resolution

91	Interpretation

in this clause 9, the term Dispute means any controversy, Claim or dispute arising out of or in relation to this Agreement between the parties to this Agreement.

9.2	No Proceedings

(a)	The parties agree to use all reasonable efforts to resolve any Dispute.

(b)	Neither party may start court proceedings (except proceedings seeking injunctive or interlocutory relief to preserve property or rights or to avoid losses that are not compensable in damages) in respect of a Dispute unless it has complied with this clause 9.

(c)	In respect of each payment of Royalty calculated in accordance with clause 3, Bioxyne is deemed to have accepted the Company's calculation unless Bioxyne gives a Dispute Notice to the Company within 30 days after the receipt of such Royalty disputing the Company's calculation.

9.3	Dispute Notice

(a)	Any party wishing to claim that a Dispute has arisen must give notice (Dispute Notice) to each other party to this Agreement (Disputants) giving details of the Dispute.

(b)	If the Dispute is:

(i)	solely in respect of a matter involving financial calculations which is capable of determination by audit or reference to accounting practices, or other specialist technical knowledge (such as scientific knowledge), and does not involve any issues relating to the interpretation of this Agreement then the Dispute Notice must call for the submission of the dispute to an Expert in accordance with clause 9.4; or

(ii)	in respect of any other matter then the procedure in clause 9.5 must apply.

9.4	Determination of a Matter by Expert

(a)	The parties must attempt to agree on the identity of the Expert within 5 Business Days after the date of the Dispute Notice and failing agreement, the Expert is to be nominated by the President of the New South Wales Chapter of the Institute of Chartered Accountants or such person occupying his or her position or performing his or her role from time to time. If the parties agree the President of the New South Wales Chapter of the Institute of Chartered Accountants is not suitable to select a relevant Expert for a certain Dispute, the parties may ask another person to nominate an Expert for them.

(b)	The Expert appointed by the parties or nominated under clause 9.4(a) must have reasonable commercial, practical and technical experience in the area of dispute.

(C)	The Expert must:

act as an expert and not as an arbitrator;

(ii)	accept submissions from the parties as to the subject matter of the dispute within 14 days after his or her appointment;

(iii)	state his or her determination of the dispute in writing within 28 days after his or her appointment but need not give reasons; and

(iv)	undertake to keep confidential all matters coming to his or her knowledge by reason of his or her appointment.

(d)	The determination of the Expert is final and binding on the parties other than in the case of fraud or manifest error.

(e)	To the extent the Expert is requested to make a determination in respect of Royalty amounts:

if the Royalty determined to be payable by the Expert is greater than the amount actually paid in respect of the disputed Royalty payment, the Company must pay Bioxyne the difference within 7 days after the handing down of the Expert's determination;

(ii)	if the Royalty determined to be payable by the Expert is less than the disputed amount, Bioxyne must refund the difference to the Company within 7 days after the handing down of the Expert's determination; and

(iii)	if the Royalty determined as payable by the Expert exceeds the amount actually paid, the Company must bear the costs of the Expert and if the Royalty determined as payable by the Expert does not exceed the amount actually paid by the Company, Bioxyne must bear the costs of the Expert.

9.5	Other Dispute Procedure

(a)	The procedure that is to be followed to settle a Dispute (other than a Dispute dealt with in accordance with clause 9.4) the subject of a Dispute Notice is as follows:

(i)	first, negotiation by senior representatives under clause 9.5(b); and

(ii)	second, negotiation of senior executives under clause 9.5 (c).

(b)	During the 10 Business Day period a Dispute Notice is given under clause 9.3 or such longer period unanimously agreed in writing by the Disputants (Initial Period), a senior representative of each Disputant (with authority to settle the Dispute) must use their reasonable efforts to resolve the Dispute.

(c)	If the Disputants are unable to resolve the Dispute within the Initial Period, each Disputant agrees that the Dispute must, at the request of any Disputant, be referred to the respective senior executive of the Ultimate Holding Company of each Disputant or, in the case of any Disputant (such as the CEO or Managing Director) which does not have an Ultimate Holding Company, its own senior executive. A joint unanimous determination of the Dispute in writing by the senior executives within 20 Business Days after the request of any Disputant to refer the Dispute to the senior executives (or such longer period unanimously agreed in writing by the Disputants) shall be final and binding on the Disputants.

9.6	Compliance with Agreement

Until the Dispute is resolved, the Disputants must continue to observe their obligations under this Agreement in a timely manner.

10.	Late payment

10.1	Interest

(a)	If a party fails to pay an amount payable under this Agreement by the due date, the party must pay interest on the amount from the time the amount falls due to the date of actual receipt by the party to which it is owing (both dates exclusive).

(b)	Interest will be calculated at the Agreed Rate applicable on the due date for payment of the relevant amount.

11.	Assignment

11.1	No assignment

Neither party may assign its interest or obligation under this Agreement without the prior written approval of the other party, and such approval may be subject to conditions.

11.2	Restriction on sale

The Company must not sell or sub-licence the Intellectual Property Rights without the prior written consent of Bioxyne (such consent not to be unreasonably withheld).

11.3	Ownership of the Company

(a)	Mariposa must not transfer any shares or other securities in the capital of the Company (other than to a Related Body Corporate) without the prior written consent of Bioxyne (such consent not to be unreasonably withheld).

(b)	The Company must not issue any shares or other securities in the capital of the Company (other than to a Related Body Corporate) without the prior written consent of Bioxyne (such consent not to be unreasonably withheld).

12.	Publicity and confidentiality

12.1	Announcements

in consideration of each party entering into and performing their respective obligations under, and in accordance with the provisions of, this Agreement, each party agrees, except as required by law or by the ASX Listing Rules (if applicable) that:

(a)	the terms of this Agreement are to be kept confidential and released to persons who are not a party to this document (other than the professional advisers to the parties) only by the prior mutual written consent of the parties; and

(b)	no party shall make any press release in relation to this Agreement without the prior consent in writing of the other party.

12.2	Publicity

No public announcement or communication relating to the negotiations of the parties or the subject matter or terms of this Agreement is to be made or authorised by or on behalf of any party without the prior written approval of the other party.

12.3	Confidentiality

Each party agrees with the other party that all information in relation to the other party's business including, without limitation, any intellectual property, trade secrets, operations, know-how, or any information concerning the organisation, management and finance of the other party, which is exchanged between them during the negotiations prior to the Completion Date or in the course of any party performing its duties or obligations under the provisions of this Agreement, is confidential and shall not be disclosed, divulged or otherwise placed at the disposal of any person not being a party to this Agreement or a Related Body Corporate of a party except:

(a)	to employees, legal advisers, auditors and other consultants requiring the information for the purpose of this Agreement;

(b)	with the consent of the party who supplied the information;

(c)	if the information is, prior to the commencement of this Agreement, lawfully in the possession of the recipient of the information through sources other than the party who supplied the information;

(d)	if required by law or the ASX;

(e)	if strictly and necessarily required in connection with legal proceedings; and

(f)	if the information is or becomes generally and publicly available other than through the default of a party who divulges the information.

13.	Notices

13.1	Form of notice

All notices, requests, demands, consents, approvals, agreements or other communications (notices) to or by a party given for the purposes of Agreement must be:

(a)	in writing;

(b)	signed by the party giving notice or a person duly authorised by that party or, where transmitted by e-mail, sent by the party giving notice or a person duly authorised by that party;

(c)	directed to the recipient's address (as specified in clause 13.3 or as varied by any notice); and

(d)	hand delivered, sent by prepaid post or transmitted by email or facsimile to that address,

and will be taken to be duly given or made (in the case of delivery in person or by post or email or facsimile transmission) when delivered, received or left at the address of the recipient shown in this Agreement or to any other address which it may have notified the sender.

13.2	Receipt

A notice given in accordance with this clause is taken as having been given and received:

(a)	if hand delivered at or before 4.00 pm on a Business Day, on delivery, otherwise at 9.30 am on the next Business Day;

(b)	if sent by prepaid post, on the seventh Business Day after the date of posting;

(c)	if transmitted by e-mail, on the first Business Day after the date of transmission; or

(d)	if transmitted by facsimile at or before 4.00 pm on a Business Day, at the time recorded on the transmission report indicating successful transmission of the entire notice, otherwise at 9.30 am on the next Business Day.

13.3	Address for notices

Unless varied by notice in accordance with this clause 13.3, the parties' addresses and other details are:

(a)	if to Bioxyne:

Address:	Suite 404, 25 Lime Street, Sydney NSW 2000

Email:	tong ho@bigpond.corn

Attention:	Anthony Ho

(b)	if to Mariposa:

Address:	Suite 6, 61 Avalon. Parade, Avalon Beach
NSW 2107

Email:	pcomarisPmaribosahealth.com.au

Attention:	Phillip Comans

(c)	if to the Company:

Address:	of- Traverse Accountants, Suite 404, 25 Lime Street, Sydney NSW 2000
Email:	pcomansOmariposaheaith.com.au

Attention:	Phillip Comans

14.	General

14.1	Entire agreement

This Agreement states all of the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

14.2	Variation

A variation of any term of this Agreement will be of no force or effect unless it is in writing and signed by each of the parties.

14.3	Costs and expenses

(a)	Mariposa must pay any Duty in respect of the execution, delivery and performance of this Agreement and any agreement or document entered into or signed under this Agreement.

(b)	Subject to clause 14.3(a) and any other term of this Agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this Agreement or other agreement or document described in clause 14.3(a)

(c)	Any action to be taken by a party in performing its obligations under this Agreement must be taken at its own cost and expense unless otherwise provided in this Agreement.

14.4	Waiver

(a)	A party may not rely on the words or conduct (including a delay in the exercise, a non-exercise or a partial exercise of a right) of the other party as a waiver of any right arising under or in connection with this Agreement (including a right to rely on this clause) unless the waiver is in writing and signed by the party granting the waiver.

(b)	In clause 14.4(a) the term waiver is intended to include an election between rights and remedies as well as conduct which might otherwise give rise to an estoppel.

(c)	A waiver is only effective in relation to the particular obligation or breach in respect of which it is given and is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

14.5	Severance

(a)	If a provision in this Agreement is wholly or partly void, illegal or unenforceable in any relevant jurisdiction that provision or part must, to that extent, be treated as deleted from this Agreement for the purposes of that jurisdiction. This does not affect the validity or enforceability of the remainder of the provision or any other provision of this Agreement.

(b)	Clause 14.5(a) does not apply and has no effect if severance of the provision of this Agreement in accordance with clause 14.5(a) materially affects or alters the nature or effect of the parties' obligations under this Agreement.

14.6	Counterparts

(a)	This Agreement may be executed in any number of counterparts, each signed by one or more parties. Each counterpart when so executed is deemed to be an original and all such counterparts taken together constitute one document.

(b)	A party that has executed a counterpart of this Agreement may exchange that counterpart with another party by faxing it to the other party and, if that other party requests it, promptly delivering that executed counterpart by hand or post to the other party. However, the validity of this Agreement is not affected if the party who has faxed the counterpart delays in delivering or does not deliver it by hand or by post.

14.7	Further assurances

Each party must, at its own expense, do all things and execute all further documents necessary to give full effect to this Agreement and the transactions contemplated by it.

14.8	Governing law and jurisdiction

(a)	This Agreement is governed by and is to be construed under the laws in force in New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and courts of appeal from them in respect of any proceedings arising out of or in connection with this Agreement. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

Schedule 1 – Patents

Hunter Immunology IP Schedule

as of 21 Feb 2014

[illegible]

Alder IP

AIP Ref	Type	Pat Family	App Type	Country	Invention	Applicant	App No.	Status	Filing Date	Next Renewal
Isolate Selection Family										
AIP00006	PCT National Phase	HI-P001-AU	PCT National Phase	Australia	Isolate Selection	Hunter Immunology Pty Ltd	2005274680	Granted	17-Aug-05	17-Aug-14
AIP00007	PCT National Phase	HI-P001-CA	PCT National Phase	Canada	Isolate Selection	Hunter Immunology Pty Ltd	2577165	Pending	17-Aug-05	17-Aug-14
AIP00009	PCT National Phase	HI-P001-EP	PCT National Phase	Europe	Isolate Selection	Hunter Immunology Pty Ltd	05771766.2	Granted	17-Aug-05	17-Aug-14
AIP00010	PCT National Phase	HI-P001-IN	PCT National Phase	India	Isolate Selection	Hunter Immunology Pty Ltd	938/KOLNP/2007	Pending	17-Aug-05	
AIP00011	PCT National Phase	HI-P001-JP1	PCT National Phase	Japan	Isolate Selection	Hunter Immunology Pty Ltd	2007-528121	Pending - un	17-Aug-05	
AIP00136	Divisional Application	HI-P001-JP2	Divisional Application	Japan	Isolate Selection	Hunter Immunology Pty Ltd	2012-235222	Pending		
AIP00005	PCT	HI-P001-PCT	PCT	PCT	Isolate Selection	Hunter Immunology Pty Ltd	PCT/AU/2005/001230	Completed	17-Aug-05	
AIP00012	PCT National Phase	HI-P001-US	PCT National Phase	USA	Isolate Selection	Hunter Immunology Pty Ltd	11/573889	Granted	17-Aug-05	28-Jun-16
Asthma treatment with NTHI										
AIP00016	PCT National Phase	HI-P004-AU	PCT National Phase	Australia	Asthma Treatment	Hunter Immunology Pty Ltd	2008736540	Granted	14-Aug-08	14-Mar-15
AIP00086	Divisional	HI-P004-AU2	Divisional	Australia	Asthma Treatment	Hunter Immunology Pty Ltd	2012202601	Accepted	11-May-12	22-Jan-15
00017	PCT National Phase	HI-P004-BR	PCT National Phase	Brazil	Asthma Treatment	Hunter Immunology Pty Ltd	BR PI 0808329-0	Pending	14-Mar-08	14-Mar-15
00018	PCT National Phase	HI-P004-CA	PCT National Phase	Canada	Asthma Treatment	Hunter Immunology Pty Ltd	2680932	Pending	15-Sep-09	14-Mar-15
00019	PCT National Phase	HI-P004-CN	PCT National Phase	China	Asthma Treatment	Hunter Immunology Pty Ltd	200880007644.3	Granted	14-Mar-08	14-Mar-15
00020	PCT National Phase	HI-P004-EP	PCT National Phase	Europe	Asthma Treatment	Hunter Immunology Pty Ltd	08714405.1	Pending	14-Mar-08	14-Mar-15
00002	PCT National Phase	HI-P004-IN	PCT National Phase	India	Asthma Treatment	Hunter Immunology Pty Ltd	PCT/AU2008/000358	Pending	14-Mar-08	
00021	PCT National Phase	HI-P004-JP	PCT National Phase	Japan	Asthma Treatment	Hunter Immunology Pty Ltd	2009-552975	Pending	14-Mar-08	
00022	PCT National Phase	HI-P004-KR	PCT National Phase	South Korea	Asthma Treatment	Hunter Immunology Pty Ltd	10-2009-7020947	Pending	14-Mar-08	
00025	PCT National Phase	HI-P004-MX	PCT National Phase	Mexico	Asthma Treatment	Hunter Immunology Pty Ltd	MX/a/2009/009810	Granted	14-Mar-08	11-Jun-17
00015	PCT	HI-P004-PCT	PCT	WIPO	Asthma Treatment	Hunter Immunology Pty Ltd	PCT/AU2008/000358	Completed	14-Mar-08	
00034	PCT National Phase	HI-P004-US	PCT National Phase	USA	Asthma Treatment	Hunter Immunology Pty Ltd	12/531402	Pending	14-Mar-08	
Probiotic Additiive to Vaccine										
00037	PCT National Phase	HI-P007-AU	PCT National Phase	Australia	Probiotic Complement	Hunter Immunology Pty Ltd	2001258080	Granted	19-May-01	21-May-14
00038	Provisional	HI-P007-AU/Prov	Provisional	Australia	Probiotic Complement	Hunter Immunology Pty Ltd	PQ7612	Completed	19-May-00	
00039	PCT National Phase	HI-P007-CA	PCT National Phase	Australia	Probiotic Complement	Hunter Immunology Pty Ltd	2409813	Granted	19-May-01	21-May-14
00041	PCT National Phase	HI-P007-EP	PCT National Phase	Europe	Probiotic Complement	Hunter Immunology Pty Ltd	01931228.5	Granted	19-May-01	19-May-14
00042	PCT National Phase	HI-P007-JP	PCT National Phase	Japan	Probiotic Complement	Hunter Immunology Pty Ltd	2001-583799	Pending - Hie	19-May-01	
00096	Divisional	HI-P007-JP2	Divisional	Japan	Probiotic Complement	Hunter Immunology Pty Ltd	2012-080892	Pending	19-May-01	
00036	PCT	HI-P007-PCT	PCT	WIPO	Probiotic Compound	Hunter Immunology Pty Ltd	PCT/AU2001/00583	Completed	19-May-01	
00043	PCT National Phase	HI-P007-US	PCT National Phase	USA	Probiotic Complement	Hunter Immunology Pty Ltd	10/276824	Granted	19-May-01	30-Jan-15
HI164 & HI167 Isolate										
00076	PCT National Phase	HI-P011-AU	PCT National Phase	Australia	HI164 Isolate	Hunter Immunology Pty Ltd	2009294321	Accepted	17-Sep-09	17-Sep-14
00061	PCT National Phase	HI-P011-BR	PCT National Phase	Brazil	HI164 Isolate	Hunter Immunology Pty Ltd	BR PI 0912811-5	Pending	17-Sep-09	17-Sep-14
00060	PCT National Phase	HI-P011-CN	PCT National Phase	China	HI164 Isolate	Hunter Immunology Pty Ltd	200980156656.5	Granted	17-Sep-09	17-Sep-14
00090	PCT National Phase	HI-P011-EP	PCT National Phase	Europe	HI164 Isolate	Hunter Immunology Pty Ltd	09814165.8	Pending	17-Sep-09	17-Sep-14
00087	PCT National Phase	HI-P011-JP	PCT National Phase	Japan	HI164 Isolate	Hunter Immunology Pty Ltd	2011-526594	Pending	17-Sep-09	
00064	PCT National Phase	HI-P011-KR	PCT National Phase	South Korea	HI164 Isolate	Hunter Immunology Pty Ltd	10-2011-7008676	Pending	17-Sep-09	
00062	PCT National Phase	HI-P011-MX	PCT National Phase	Mexico	HI164 Isolate	Hunter Immunology Pty Ltd	MX/a/2011/002953	Pending	17-Sep-09	
00055	PCT	HI-P011-PCT	PCT	WIPO	HI164 Isolate	Hunter Immunology Pty Ltd	PCT/IB2009/007306	Completed	17-Sep-09	
00065	PCT National Phase	HI-P011-US	PCT National Phase	USA	HI164 Isolate	Hunter Immunology Pty Ltd	13/059185	Pending	17-Sep-09	
00054	Provisional	HI-P011-USProv	Provisional	USA	HI164 Isolate	Hunter Immunology Pty Ltd	61/097729	Completed	17-Sep-08	
Otitis Media Treatment with NTHI										
00247	Provisional	HI-P012-AUProv	Provisional	Australia	Killed bacterial treatmen	Hunter Immunology Pty Ltd	2013901194	Pending	04-Apr-13

Executed as an agreement

Executed by Bioxyne Limited ACN 084 464 193 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/ Anthony Ho	/s/ Jarrod T White
Signature of Director	Signature of Director/Company Secretary

Anthony Ho	Jarrod T WhitE
Full Name (print)	Full Name (print)

Executed by Mariposa Health Limited ACN 134 154 680 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/ Phillip Comans	/s/ Kevin Lynn
Signature of Director	Signature of Director/Company Secretary

Phillip Comans	Kevin Lynn
Full Name (print)	Full Name (print)

Executed by Hunter Immunology Pty Limited ACN 106 556 094 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/ Anthony HO	/s/ Jarrod T White
Signature of Director	Signature of Director/Company Secretary

Anthony Ho	Jarrod T WhitE
Full Name (print)	Full Name (print)

Share Sale and Purchase Agreement	HWL Ebsworth

Annexure C - List of Liabilities

Being the Trade Creditors reconciliation below:

Hunter Immunology Pty Limited

Suite 1005

4 Bridge Street
Sydney NSW 2000

Payables Reconciliation [Summary]

24/02/2014

2410212014 2:03 PM Dante	Total Due	0 - 30	31 - 60	61-90	Page I 90+
Alder IP Pty Ltd	$425.30	$425.30	$0.00	$0.00	$0.00
Datapharm Australia	$5,049.00	50.00	$0.00	$0.00	55,049.00
Institute for Breathing & Sleep	$825.00	$0.00	$0.00	$0.00	$025.00
Lanza-Sales Ltd	$66,143.40	$0.00	$0..00	$0.00	$66,143.40
Total:	$72,442.70	$425.30	$0.00	$0.00	$72017.40
Ageing Percent		0.6%	0.0%	0.0%	99.4%
Payables Account	$72,442.70
Out of Balance Amount	$0.00

Being the ongoing payments to contracted suppliers below:

1.	Alder IP Pty Ltd as the appointed legal/patent manager and related patent/IP disbursements and service providers as engaged on the companies behalf in other jurisdictions by Alder IP;
2.	Fort Knox Records Management as the company's archiving service that contains HIL owned data. This incurs - $60 + GST p/month charge and it is noted that there would be costs in addition to this for data access/retrieval/disposal as is standard with all other data carriers;
3.	Iron Mountain Australia - archiving service for older company records based in Melbourne. This incurs - $220 + GST p/month charge and it is noted that there would be costs in addition to this for data access/retrieval/disposal as is standard with all other data carriers;
4.	Grantchester Financial Services Pty Ltd - Lease of Suite 1001, 4 Bridge Street Sydney NSW 2000. This is -$1500 + GST p/month which at the date of agreement is prior registered office of the company and contains some materials. Noted the short term intention is to give notice to vacate this premises;
5.	Interactive investor - manages the company website - note this and the domain name are sold as property of the company therefore any changes from this service and any charges are the financial responsibility of the new owners of the company;
6.	Pacnet - web hosting $85 per/month inc GST;
7.	Remektek Egnyte data store for HIL data room. Noted this is -$1200 p.a + hourly costs of Paul Szilard to maintain. This data and service is sold with the Company and hence any charges to maintain or recover the data base pass to the new owner.
8.	ASICIATO - as required for annual registration and ongoing fees. All liabilities at date are disclosed.